Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Nuveen Municipal High Income Opportunity Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Shares $0.01 par value per share	--	--	--	--	--	--

Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	--	--	--	--	--	--
Carry Forward Securities

Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	415(a)(6)	20,766,793	$14.87	$308,802,212	0.0000927(1)	$28,625.97	N-2	333-253965	March 8, 2021	$28,625.97(2)
	Total Offering Amounts					$308,802,217		--
	Total Fees Previously Paid							$28,625.97
	Total Fee Offsets							--
	Net Fee Due							$0

(1) The then-current fee rate was $92.70 per $1,000,000.

(2) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this prospectus supplement includes 20,766,793 unsold Common Shares that were carried forward on the Registrant’s Registration Statement filed on March 8, 2024 (File No. 333-277778), to which this prospectus supplement relates, and that were previously registered in connection with the Registrant’s prior Registration Statement (File No. 333-253965), which went effective automatically on March 8, 2021 (the “2021 Registration Statement”). In connection with the registration of the 20,766,793 unsold Common Shares from the 2021 Registration Statement, the Registrant paid registration fees of $28,625.97, which will continue to be applied to such unsold Common Shares. Because this prospectus supplement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.